Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2011, except for the third paragraph of Note 1, as to which the date is March 29, 2011, relating to the financial statements of Zipcar, Inc., which appears in the Prospectus filed on April 14, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, relating to Zipcar, Inc.’s Registration Statement (No. 333-167220) on Form S-1.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 16, 2012